                                                                    EXHIBIT 10.6


CONFIDENTIAL: THIS DOCUMENT IS PROVIDED FOR SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROTECTIONS OF FEDERAL RULE OF EVIDENCE 408 AND ALL SIMILAR PROVISIONS AND SUPPORTING AUTHORITIES.



                        ANCILLARY RESTRUCTURING AGREEMENT


         THIS ANCILLARY RESTRUCTURING AGREEMENT (this "Agreement") is made as of this 21st day of December, 2000, by and among (a) OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega"), (b) PROFESSIONAL HEALTH CARE MANAGEMENT, INC., a Michigan corporation ("PHCM"), (c) each of the Michigan subsidiaries of PHCM listed on the signature page hereto (the "Michigan Subsidiaries"), (d) LIVING CENTERS - PHCM, INC., a North Carolina corporation ("LC-PHCM"), (e) GRANCARE, INC., a Delaware corporation formerly known as New GranCare, Inc. ("GranCare"), and (f) MARINER POST-ACUTE NETWORK, INC., a Delaware corporation formerly known as Paragon Health Network, Inc. ("Mariner," and, together with PHCM, the Michigan Subsidiaries, LC-PHCM and GranCare, collectively, the "Mariner Entities").

                                   WITNESSETH:

         WHEREAS, PHCM is the owner of thirteen (13) skilled nursing facilities located in the State of Michigan and identified more particularly on Schedule A hereto attached and incorporated herein by reference (the "Michigan Facilities"), and leases each Michigan Facility to the Michigan Subsidiary indicated opposite the name of such Michigan Facility on Schedule A under separate facility leases (as amended, collectively, the "Michigan Facility Leases"); and

         WHEREAS, LC-PHCM is the owner of the three (3) North Carolina skilled nursing facilities more particularly identified on Schedule A hereto attached and incorporated herein by this reference (the "North Carolina Facilities", and together with the Michigan Facilities, the "Facilities") and has leased the North Carolina Facilities to PHCM, which operates the North Carolina Facilities under facility leases between LC-PHCM, as lessor, and PHCM, as lessee (collectively, the "North Carolina Facility Leases", and together with the Michigan Facility Leases, the "Facility Leases"); and

         WHEREAS, Omega has previously made a loan to PHCM in the original principal amount of $58,800,000 (the "Omega Loan") pursuant to that certain Michigan Loan Agreement


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dated as of June 7, 1992 (as heretofore amended, the "Omega Loan Agreement")
between Omega and PHCM; and

         WHEREAS, the Omega Loan is evidenced by that certain Mortgage Note dated August 14, 1992 (as amended, the "Omega Note"), issued by PHCM and payable to the order of Omega in the original principal amount of $58,800,000, is guaranteed by LC-PHCM and the Michigan Subsidiaries, and such loan and guaranty obligations are secured by, among other things, mortgages on the Facilities and blanket security interests in the personal property of PHCM and the affiliated guarantors (the Omega Loan Agreement, the Omega Note and all documents, instruments and agreements evidencing, guaranteeing or securing the Omega Loan being hereinafter collectively referred to as the "Omega Loan Documents"); and

         WHEREAS, the Mariner Entities have filed voluntary petitions under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss.101 et seq., as amended (the "Bankruptcy Code"), on January 18, 2000 (the "Petition Date"), before the United States Bankruptcy Court for the District of Delaware (the "Court"), bearing the case numbers set forth on Schedule B hereto attached and incorporated herein by this reference (collectively, the "Cases"), which Cases are currently pending and are being jointly administered; and

         WHEREAS, no payments have been made on or with respect to the Omega Loan since the Petition Date, and various disputes have arisen and now exist between Omega and the Mariner Entities with respect to the Omega Loan, Omega's ability to foreclose on the Facilities and related matters; and

         WHEREAS, Omega and the Mariner Entities have been negotiating for an extended period of time in an effort to resolve their disputes and restructure the obligations of the Mariner Entities to Omega (the "Restructuring"); and

         WHEREAS, the Mariner Entities desire to proceed with a portion of the Restructuring - namely, the conveyance of the four (4) Michigan Facilities identified on Schedule A as the "Ciena Facilities" (the "Ciena Facilities") to an affiliate of Ciena Healthcare Management, Inc. ("Ciena Buyer") on the terms and conditions set forth in the Ciena Purchase Agreement (as hereinafter defined), free and clear of the Facility Leases pertaining to such Facilities and free and clear of the liens and security interests securing the Omega Loan (the "Ciena Transaction") - prior to finalizing the terms of the rest of the Restructuring; and

         WHEREAS, Omega is willing to permit the Ciena Transaction to occur notwithstanding that the other aspects of the Restructuring have not been finalized, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Omega and the Mariner Entities (collectively, the "Parties") hereby agree as follows:


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                                    ARTICLE 1


                                   DEFINITIONS

         1.1. The following capitalized terms shall have the meanings set forth below:

         "Applicable Prepayment Amount" shall mean, with respect to any particular Mandatory Prepayment Date under the Maintenance Obligation Note, the amount by which the Net Lowest Daily Cash Balance for the second preceding calendar month exceeds $850,000. If the Net Lowest Daily Cash Balance is equal to or less than $850,000, the Applicable Prepayment Amount will be zero.

         "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

         "Ciena Closing" shall mean the consummation of the Ciena Transaction.

         "Ciena Event of Default" means an Event of Default by Ciena Buyer or Ciena Guarantor as defined in the Purchase Money Financing Documents.

         "Ciena Facility Subsidiaries" shall mean the subsidiaries of PHCM indicated opposite the names of the respective Ciena Facilities on Schedule A.

         "Ciena Purchase Agreement" shall mean that certain Asset Purchase Agreement dated as of December 21, 2000, by and among PHCM, the Ciena Facility Subsidiaries and the Ciena Buyer, pursuant to which PHCM has agreed to sell, and the Ciena Buyer has agreed to buy, the Ciena Facilities, a copy of which is attached hereto as Exhibit A.

         "Ciena Transaction" shall mean the purchase and sale of the Ciena Facilities pursuant to the Ciena Purchase Agreement.

         "Final Audit Report" shall mean the final audit report for the Michigan Facilities issued to PHCM by the applicable Governmental Authority of the State of Michigan with respect to Medicaid cost reports for the years 1998 and 1999.

         "GAAP" shall mean generally accepted accounting principles in effect at the time in question.

         "Governmental Authority" shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever, of any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.


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         "Mandatory Prepayment Date" shall mean the 15th day of the second calendar month after the calendar month in which PHCM receives the Final Audit Report, and the 15th day of each successive calendar month thereafter until the non-contingent portion of the Maintenance Obligation Note shall have been paid in full.

         "Medicaid Overpayment Claims" shall mean all claims for overpayment under the State of Michigan Medicaid program asserted in the Final Audit Report by any Governmental Authority of the State of Michigan against PHCM or the Michigan Subsidiaries, whether or not relating to the Ciena Facilities, less any amount thereof which has been waived or forgiven by the applicable Governmental Authority or repaid by PHCM or the Michigan Subsidiaries.

         "Net Lowest Daily Cash Balance" shall mean (i) at the time of closing of the Ciena Transaction, the amount determined by deducting Medicaid Overpayment Claims from the lowest daily consolidated cash balances of PHCM and the Michigan Subsidiaries for the thirty-one (31)-day period immediately preceding the date of the Ciena Closing, and (ii) at any other date, the amount determined by deducting the Medicaid Overpayment Claims from the lowest daily consolidated cash balances of PHCM and the Michigan Subsidiaries for the second preceding calendar month ending prior to the date.

         "Operators" shall mean PHCM, LC-PHCM and the Michigan Subsidiaries.

         "Person" shall mean all individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trusts, business trusts, Governmental Authorities and other entities of every kind and nature.

         "Purchase Money Financing Documents" shall mean all documents evidencing, guaranteeing and securing the Purchase Money Loan, including, but not limited to the Purchase Money Note and all guaranties, mortgages, security agreements, pledge agreements, and UCC financing statements.

         "Purchase Money Loan" shall mean the $9,000,000 purchase money loan to be made by PHCM to Ciena Buyer in connection with the Ciena Transaction.

         "Purchase Money Note" shall mean the promissory note from Ciena Buyer and payable to the order of PHCM in the original principal amount of $9,000,000, evidencing the Purchase Money Loan.

         "Retained Facilities" shall mean the Retained Michigan Facilities plus the North Carolina Facilities.

         "Retained Michigan Facilities" shall mean the nine (9) Michigan Facilities identified under the heading "Retained Facilities" on Schedule A hereto.


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         "Stay" shall mean an order of a court of competent jurisdiction staying the Approval Order pending appeal.

         "Subsidiary Guarantors" shall mean the Michigan Subsidiaries and LC-PHCM, as guarantors of the Omega Loan.

         "Third Party Payor Programs" shall mean all third party payor programs in which any Facility participates, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, TriCare, managed care plans, other private insurance programs, workers compensation and employee assistance programs.

         "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, TriCare, private insurers and any other Person which maintains Third Party Payor Programs.

                                    ARTICLE 2

                               PROCEDURAL MATTERS

         2.1. Court Approval. Promptly following execution of this Agreement by all parties and otherwise within seven (7) days after such date, the Mariner Entities will file a motion with the Court seeking authority to proceed with the Ciena Transaction and other matters provided for in this Agreement (the "Transaction Approval Motion"), together with a proposed form of order (the "Approval Order"). The Approval Order shall satisfy the requirements of Section
4.1 hereof, and shall otherwise be in a form, and include such other provisions, as Omega and the Mariner Entities may deem appropriate under the circumstances. The Mariner Entities and Omega shall exercise good faith efforts to obtain the Approval Order from the Court.

         2.2. Effectiveness. Those provisions of this Agreement which require the exercise of good faith efforts by the Parties hereto shall be effective immediately while all other provisions of this Agreement shall be effective upon entry of the Approval Order, unless implementation is stayed by appeal.

                                    ARTICLE 3

                          CLOSING OF CIENA TRANSACTION

         3.1 Consent to Ciena Transaction. Omega hereby consents to the closing of the Ciena Transaction in accordance with the terms of the Ciena Purchase Agreement and this Agreement. At the Ciena Closing, the Facility Leases relating to the Ciena Facilities will be surrendered and terminated by mutual agreement of the Ciena Facility Subsidiaries, PHCM and Omega, and Omega agrees to release the Ciena Facilities and related personal property being sold to the Ciena Buyer from all mortgages, security interests and other liens arising under or by virtue of the Omega Loan Documents.


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         3.2      Deferred Maintenance Obligations for Ciena Facilities. In
order to induce the Ciena Buyer to purchase the Ciena Facilities, PHCM has agreed to reimburse Ciena for the cost of certain deferred maintenance repairs required at the Ciena Facilities. Because PHCM does not have the funds to cover the cost of the deferred maintenance repairs, Omega has agreed to assume PHCM's obligations to Ciena with respect to the deferred maintenance repairs; and PHCM has agreed to pay Omega for such assumption and for the other obligations of Omega herein set forth the sum of $1,000,000, to be paid as follows:

                  (a) (i) if the applicable Governmental Authority of the State of Michigan has not issued the Final Audit Report, PHCM will pay Omega $300,000 in immediately available funds at the Ciena Closing, or (ii) if the applicable Governmental Authority of the State of Michigan has issued the Final Audit Report by the time of the Ciena Closing, PHCM will pay Omega in immediately available funds at the Ciena Closing an amount equal to the greater of (1) $300,000, and (2) the amount (not to exceed $600,000) by which the Net Lowest Daily Cash Balance exceeds $850,000; and

                  (b) at the Ciena Closing, PHCM will deliver to Omega the Maintenance Obligation Note (as defined in Section
                           3.3 hereof).



         3.3 Maintenance Obligation Note. The Maintenance Obligation Note to be delivered to Omega pursuant to Section 3.2(b) shall (1) be in the original principal amount of $1,000,000, less the amount paid to Omega pursuant to
Section 3.2(a) hereof; (2) bear interest at the rate of eleven and one-quarter percent (11.25%) per annum; (3) provide that PHCM's obligation to pay Contingent Principal (as hereinafter defined) and interest thereon shall be contingent on the consummation, on or before May 31, 2001, of a restructuring of the rest of the Mariner Entities' obligations to Omega either as part of a restructuring or a plan of reorganization approved by the Court; (4) be payable from PHCM's share of Purchase Money Note Payments (as hereinafter defined) if, as and when they are received; (5) be subject to mandatory prepayment in an amount equal to the Applicable Prepayment Amount on each Mandatory Prepayment Date until the non-contingent portion of the Maintenance Obligation Note has been paid in full (and to the contingent portion, as well, once the applicable contingency has been satisfied); (6) in any event be due and payable in full on the earlier of
(A) the tenth (10th) anniversary of the Ciena Closing, or (B) payment in full of the Omega Loan; and (7) be substantially in the form attached hereto as Exhibit B attached hereto. The term "Contingent Principal" shall mean a portion of the principal amount of the Maintenance Obligation Note equal to $400,000.

         3.4 Partial Assignment of Purchase Money Financing Documents. Contemporaneously with the Ciena Closing, PHCM shall assign, set over and transfer to Omega (without recourse of any kind) an undivided fifty percent (50%) interest in PHCM's right, title and interest in, to and under the Purchase Money Financing Documents, in consideration of which PHCM shall receive a $4,500,000 credit first against non-default interest owing on the Omega Loan and second against the principal amount of the Omega Loan as of the Petition Date

         3.5 Pledge of PHCM's Interest in Purchase Money Financing Documents. At the closing of the Ciena Transaction, PHCM shall pledge and collaterally assign to Omega all of PHCM's right, title and interest in, to and under the Purchase Money Financing Documents, as



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security for the obligations of PHCM under the Maintenance Obligation Note (if any) and the Omega Loan Documents. Such pledge shall be made pursuant to a collateral assignment in form and substance reasonably acceptable to Omega.

         3.6 Servicing of Purchase Money Loan and Application of Funds. For the administrative convenience of the Mariner Entities, Omega hereby agrees to administer and function as servicer for the Purchase Money Loan, including, without limitation, to maintain custody of the Purchase Money Financing Documents for the benefit of PHCM and Omega, as their interests may appear, to receive and apply payments made from time to time in respect of the Purchase Money Loan by the Ciena Buyer and to give, on behalf of the holders thereof, all notices to the Ciena Buyer and any guarantors of the Purchase Money Loan (each, a "Ciena Guarantor") which are necessary or appropriate in respect of the Purchase Money Loan. Copies of each such notice, and each notice (if any) received by Omega from the Ciena Buyer or any Ciena Guarantor, shall be given to PHCM as soon as reasonably practicable after receipt thereof by Omega. As between the Ciena Buyer, on the one hand, and the holders of the Purchase Money Note, on the other, payments received by Omega on the Purchase Money Note ("Purchase Money Note Payments") shall be applied against the Purchase Money Loan obligations as provided in the Purchase Money Financing Documents. As between PHCM, on the one hand, and Omega, on the other, each Purchase Money Note Payment shall be applied as follows:

                  (a) an amount equal to fifty percent (50%) of each Purchase Money Note Payment shall be retained by Omega; and

                  (b) the balance of each Purchase Money Note Payment shall be applied, first, against the outstanding balance of the Maintenance Obligation Note (if any), until all principal and interest thereunder have been paid in full, and thereafter shall be applied against the outstanding principal balance of the Omega Loan.

         Omega shall not modify any of the Purchase Money Financing Documents, without the prior written consent of PHCM, which consent shall not be unreasonably withheld or delayed so long as the proposed modification is not adverse to the interests of PHCM or the other Mariner Entities. Upon the occurrence of a Ciena Event of Default, Omega may after consultation with PHCM exercise such remedies or forbear from exercising remedies as Omega determines in good faith to be in the best interest of both PHCM and Omega. Omega shall not be entitled to any fee for servicing the Purchase Money Loan, but Omega shall be entitled to reimbursement, on a pro rata basis, for 50% of all out-of-pocket expenses which it reasonably incurs in so doing. Omega shall service the Purchase Money Loan in good faith and with the same degree of care that it exercises in servicing loans made directly by it; but Omega shall be liable to PHCM in connection with servicing the Purchase Money Loan only for acts of bad faith, gross negligence or willful dishonesty.

         3.7 The Omega Improvement Loan. At the Ciena Closing, and as a material inducement for the Ciena Buyer to close the Ciena Transaction, Omega has agreed to enter into the Improvement Agreement with the Ciena Buyer, pursuant to which Omega will agree to lend the Ciena Buyer up to Five Hundred Thousand Dollars ($500,000) to be used to make certain


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repairs and improvements to the Ciena Facilities, all on the terms and conditions set forth in the Improvement Agreement. The Improvement Loan will be secured by the same security documents that secure the Purchase Money Loan. PHCM agrees that repayment of the Purchase Money Loan is subordinate and junior to repayment of the Improvement Loan. So long as no Improvement Loan Event of Default exists, payments received by either PHCM or Omega from the Ciena Buyer will be applied to the Purchase Money Loan and the Omega Improvement Loan as designated by the Ciena Buyer. However, from and after the occurrence of any Improvement Loan Event of Default, and so long as the Improvement Loan Event of Default continues in effect, as between Omega and the PHCM Entities, any payment received from the Ciena Buyer by either Omega or the PHCM on either the Purchase Money Loan or the Improvement Loan shall be applied first to the Improvement Loan until the Improvement Loan is paid in full. Subject to the payment in full of the Improvement Loan, the holders of the Purchase Money Loan shall be subrogated to the rights of the holder of the Improvement Loan until the obligations arising under the Purchase Money Financing Documents have been paid in full. For purposes of such subrogation, no payments or distributions to the holder of the Improvement Loan of any cash, properties or securities to which the holders of the Purchase Money Loan would, except for the operation of this
Section 3.7, be entitled shall, as among Ciena Buyer, its creditors other than the holder of the Improvement Loan, and the holders of the Purchase Money Loan be deemed to be a payment on or distribution by Ciena Buyer to or on account of the Improvement Loan.

         3.8      Accounting by Omega for Application of Funds. Within twenty
(20) days after each application of funds against the Omega Loan or the indebtedness evidenced by the Maintenance Obligation Note pursuant to the provisions of Section 3.6 hereof, and also within twenty (20) days after the application of any Ciena Loan Payments against the Omega Improvement Loan, Omega shall confirm such application in writing to PHCM.


                                    ARTICLE 4

                               CLOSING CONDITIONS

                  The obligation of Omega and the Mariner Entities to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article 4.

         4.1. Approval Order. The Court shall have entered the Approval Order and no court of competent jurisdiction shall have entered an order staying the Approval Order pending appeal, or, in the event a stay of the Approval Order shall have been entered, then the Stay shall have been terminated. The Approval Order as entered by the Court shall contain no modifications unacceptable to Omega or the Mariner Entities and shall include, without limitation, provisions substantially as follows (or as otherwise agreed in writing by Omega and the Mariner Entities):

                  (a) Findings determining that notice of the Transaction Approval Motion and hearing thereon have been adequate under the circumstances;


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                  (b)      Findings that the consideration provided to the
                           Mariner Entities by Omega and the Ciena Buyer in connection with the Ciena Transaction is adequate;

                  (c) Findings that proceeding with those matters provided for in this Agreement and the Ciena Purchase Agreement is in the best interest of the Mariner Entities and their respective creditors; and

                  (d) An Order that any claim of Medicare, the applicable fiscal intermediary, HHS, or any other governmental entity against Ciena or the Ciena Facility Subsidiaries under the assumed and assigned Medicare Provider Agreements arising prior to the January 18, 2000 petition date shall be treated as an expense of administration of PHCM and the Michigan Subsidiaries.

         4.2. Notice. Within a reasonable time following the filing with the Court of the Transaction Approval Motion, and prior to the hearing and relevant objection date, the Mariner Entities shall have served notice of the Transaction Approval Motion in a form acceptable to Omega upon (i) those Persons entitled to such notice under the terms of the notice procedures order entered by the Court on or about the Petition Date, and (ii) those Persons who have alleged personal injury claims against the Ciena Facility Subsidiaries based on the quality of care received or the condition of the Ciena Facilities.

         4.3. Chase/Lender Approval. Omega shall have received evidence satisfactory to it that The Chase Manhattan Bank, in its capacity as administrative agent for the Mariner Entities' pre-petition senior secured lenders and as administrative agent for the Mariner Entities' debtor-in-possession lender (individually and in its capacity as agent as aforesaid, "Chase"), has approved and consented to the transactions contemplated under this Agreement and the Ciena Purchase Agreement, and has agreed that Chase shall not seek to set aside the contemplated transactions or any part thereof.

         4.4. Hart-Scott-Rodino. There shall be no filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the consummation of the transactions contemplated by the Ciena Purchase Agreement or this Agreement.

         4.5 Approval of Purchase Money Financing Documents. Omega and the Mariner Entities shall have approved the form and substance of the Purchase Money Financing Documents.

         4.6 Execution of Purchase Money Financing Documents. Each of the Purchase Money Financing Documents shall have been executed and delivered by each other Person party thereto.


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                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF OMEGA

         Omega hereby represents and warrants as follows to the Mariner Entities as of the date of this Agreement, which representations and warranties will be deemed to have been reaffirmed as of the date of the Ciena Closing:

         5.1. Organization. Omega is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Omega has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         5.2. Required Consents. No material consent, approval or other authorization of, or registration, declaration or filing with, any court or Governmental Authority which has not been heretofore obtained or which will not be obtained prior to the Ciena Closing is required for the due execution, delivery or performance of its obligations under this Agreement by Omega, for the consummation of the transactions contemplated herein or for the validity or enforceability thereof against Omega.

         5.3. Authorization; Enforceability. The execution and delivery by Omega of this Agreement and each other document, instrument or agreement contemplated herein to which Omega is a party, and the performance of its obligations thereunder have been duly authorized by all necessary corporate and stockholder action on the part of Omega. This Agreement has been duly authorized executed by Omega and constitutes the valid and binding obligation of Omega, enforceable in accordance with its terms, except as enforceability thereof may be limited by general principles of equity.

         5.4. Brokerage. Omega has not used the services of any broker or finder in connection with the transactions contemplated by this Agreement or the Ciena Transaction, and it will indemnify and hold harmless the Mariner Entities from and against all claims, actions, causes of action, costs, expenses, including attorneys' fees, and liabilities arising in or out of, or related to any broker or finder claiming any compensation or fee by reason of an alleged agreement or understanding with Omega.


                                    ARTICLE 6

             REPRESENTATIONS AND WARRANTIES OF THE MARINER ENTITIES

         Each of the Mariner Entities hereby represents and warrants as follows to Omega as of the date of this Agreement, which representations and warranties will be deemed to have been reaffirmed as of the date of the Ciena Closing:

         6.1. Organization. Each of the Mariner Entities is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Subject to the entry of the Approval Order, each of the Mariner Entities has full power, authority


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and legal right to execute, deliver and perform under this Agreement, to enter into, the Ciena Purchase Agreement and the other documents contemplated herein and therein (collectively, the "Ciena Documents") to which they are a party and to take all other actions necessary to carry out the intents and purposes of this Agreement.

         6.2. Required Consents. No material consent, approval or other authorization of, or registration, declaration or filing with, any court or Governmental Authority which has not been heretofore obtained or which will not be obtained prior to the Ciena Closing is required for the due execution, delivery or performance of this Agreement, the other Ciena Documents to which they are a party, the transactions contemplated herein or therein or for the validity or enforceability thereof against any of the Mariner Entities.

         6.3. Authorization; Enforceability. The execution and delivery by the Mariner Entities of this Agreement and each other document, instrument or agreement contemplated herein to which they are a party and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate and stockholder action on the part of the Mariner Entities. This Agreement has been duly executed by each Mariner Entity and, subject to the entry of the Approval Order, constitutes the valid and binding obligation of each Mariner Entity, enforceable in accordance with its terms, except as enforceability thereof may be limited by general principles of equity.

         6.4. Brokerage. Each of the Mariner Entities represents that it has not used the services of any broker or finder in connection with the transactions contemplated by this Agreement and each of the Mariner Entities will indemnify and hold harmless Omega from and against all claims, actions, causes of action, costs, expenses, including attorneys' fees, and liabilities arising in or out of, or related to any broker or finder claiming any compensation or fee by reason of an alleged agreement or understanding with any of the Mariner Entities.

                                    ARTICLE 7

                               GENERAL PROVISIONS

         7.1. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF ANY PARTY HERETO OR ANY OF THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         7.2. Survival. Except as otherwise provided by this Agreement, all covenants, agreements, representations and warranties made by Omega or any Mariner Entity herein and in all certificates delivered pursuant to this Agreement shall survive for a period of one (1) year


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immediately following the Ciena Closing; provided, however, that the Mariner
Entities shall be and remain liable for breaches of the provisions of this Agreement or contravention of the Approval Order only for the period including the greater of one (1) year or the last administrative claims bar date that is established by order of the Court. If, and to the extent, the Mariner Entities shall emerge from the Cases pursuant to a confirmed plan of reorganization prior to the expiration of such period, then the obligations provided herein shall be a continuing obligation of the reorganized Mariner Entities and any plan confirmed in the Cases shall so provide.

         7.3. Notices. All notices, demands and other communications hereunder shall be in writing and delivered by nationally recognized overnight courier service, by facsimile transmission or by first class registered or certified U.S. Mail, (with postage or courier charges prepaid) addressed as follows:

                  (a)      if to Omega:

                           OMEGA HEALTHCARE INVESTORS, INC.
                           900 Victors Way, Suite 350
                           Ann Arbor, MI 48108
                           Attention: Chief Operating Officer
                           Fax No. (734) 887-0326

                           with copies to:

                           DYKEMA GOSSETT PLLC
                           39577 Woodward Avenue, Suite 300
                           Bloomfield Hills, MI  48304-2820
                           Attention: Fred J. Fechheimer, Esq.;
                           Fax No. (248) 203-0763; and

                           CONNOLLY BOVE LODGE & HUTZ LLP
                           220 Market Street
                           Wilmington, DE 19899-2207
                           Attention: Jeffrey C. Wisler, Esq.
                           Fax No. (302) 658-5614

                  (b)      if to any Mariner Entity:

                           MARINER POST-ACUTE NETWORK, INC.
                           One Ravinia Drive
                           Atlanta, GA 30346
                           Attention: Senior Vice President and Treasurer Fax No. (678) 443-6874
                           with copies to:

                           MARINER POST-ACUTE NETWORK, INC.
                           One Ravinia Drive
                           Atlanta, GA 30346
                           Attention:  Associate General Counsel
                           Fax No. (678) 443-6778; and

                           STUTMAN, TREISTER & GLATT PROFESSIONAL CORPORATION 3699 Wilshire Boulevard, Suite 900
                           Los Angeles, CA 90010
                           Attention: Isaac M. Pachulski, Esq.
                           Fax No. (213) 251-5288; and

                           POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 Peachtree Street, N.E.
                           Atlanta, GA 30303
                           Attention: Robert C. Lewinson, Esq.
                           Fax No. (404) 572-6999

or to such other address as may hereafter be designated by any party for such other purpose, and shall be effective upon receipt if hand delivered or sent by overnight courier service, or upon receipt of transmission confirmation if sent by facsimile transmission, upon the expiration of the fifth Business Day after the day of mailing by certified or registered U.S. Mail.

         7.4. Governing Law. This Agreement shall be governed by, interpreted, construed, applied and enforced in accordance with the Bankruptcy Code and the laws of the State of Michigan applicable to contracts between residents of the State of Michigan which are to be performed entirely within the State of Michigan, regardless of (a) where this Agreement is executed or delivered; or (b) where any payment or other performance required by this Agreement is made or required to be made; or (c) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or
(d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of the jurisdiction other than the State of Michigan; or (g) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in the Court. If and only if such action cannot be brought and prosecuted in the Court, then such action may be brought and prosecuted in such court or courts located in the State of Michigan as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Michigan and to service of process by registered mail, return receipt requested, or by any other manner provided by applicable law.

         7.5. Successors and Assigns. This Agreement shall be binding upon each party thereto and its successors and assigns. The rights and obligations of any party hereto under this

Agreement may not be assigned by any party hereto without the prior written consent of each of the parties hereto.

         7.6. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and such other documents as are referred to herein, constitute the entire agreement of the parties in respect of the subject matter described herein. This Agreement may not be changed or modified except by an agreement in writing signed by the parties hereto.

         7.7. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and the Agreement shall thereupon be reformed and construed and enforced to the maximum extent permitted by applicable law.

         7.8. Attorneys' Fees. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable and documented attorneys' fees and other costs actually incurred in that action in addition to any other relief to which it or they may be entitled.

         7.9. Confidentiality. The parties agree not to disclose or permit their respective representatives, attorneys, auditors or agents to disclose, except as may be required by law or performance hereunder, any confidential, non-public information of the others which is obtained by any of them in connection with the transactions contemplated by this Agreement.

         7.10. Reservation of Rights. Each Party hereto acknowledges that it and the other Parties hereto have entered into this Agreement in connection with negotiations concerning the Restructuring, that the Restructuring has not been finalized and that all Parties expressly reserve their rights with respect to the Omega Loan Documents and related disputes, and the Restructuring. The execution, delivery and performance of this Agreement by the Parties hereto is not an admission of any Party's obligations or liabilities whatsoever. This document is subject to the protections of Federal Rule of Evidence 408 and all similar provisions and supporting authorities.

         7.11. Third Party Beneficiaries. This Agreement and all other instruments executed and delivered in connection herewith are not intended to benefit any third parties, including, without limitation, any such parties that may have claims against any of the Mariner Entities.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written and their respective seals to be hereunto affixed and attested by their respective duly authorized officers.

OMEGA:                              OMEGA HEALTHCARE INVESTORS, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


PHCM:                               PROFESSIONAL HEALTH CARE
                                      MANAGEMENT, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



MICHIGAN SUBSIDIARIES:              CAMBRIDGE BEDFORD, INC., CAMBRIDGE EAST,
                                    INC., CAMBRIDGE NORTH, INC., CAMBRIDGE
                                    SOUTH, INC., CLINTONAIRE NURSING HOME, INC.,
                                    CRESTMONT HEALTH CENTER, INC., HERITAGE
                                    NURSING HOME, INC., NIGHTINGALE EAST NURSING
                                    CENTER, INC. AND MIDDLEBELT - HOPE NURSING
                                    HOME, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                                                Signature Page 1

LC-PHCM:                            LIVING CENTERS - PHCM, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



GRANCARE:                            GRANCARE, INC.


                                     By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


MARINER:                             MARINER POST-ACUTE NETWORK, INC.



                                     By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                                                Signature Page 1

                                   SCHEDULE A

                               LIST OF FACILITIES

I.       RETAINED FACILITIES

         A.       RETAINED MICHIGAN FACILITIES

                  Name of Facility                                     Subsidiary Lessee/Operator
                  ----------------                                     --------------------------

                  1.       Bedford Villa Healthcare Center             Cambridge Bedford, Inc.
                           Southfield, MI

                  2.       Cambridge East Healthcare Center            Cambridge East, Inc.
                           Madison Heights, MI

                  3.       Cambridge North Healthcare Center           Cambridge North, Inc.
                           Clawson, MI

                  4.       Cambridge South Healthcare Center           Cambridge South, Inc.
                           Beverly Hills, MI

                  5.       Clinton-Aire Healthcare Center              ClintonAire Nursing Home,
                           Clinton Township, MI                        Inc.

                  6.       Crestmont Health Care Center                Crestmont Health Center,
                           Fenton, MI                                  Inc.

                  7.       Heritage Manor Nursing Center               Heritage Nursing Home, Inc.
                           Flint, MI

                  8.       Nightingale Healthcare Center               Nightingale East Nursing
                           Warren, MI                                  Center, Inc.

                  9.       Hope Healthcare Center                      Middlebelt-Hope Nursing
                           Westland, MI                                Home, Inc.

         B.       NORTH CAROLINA FACILITIES

                  Name of Facility                                     Subsidiary Lessee/Operator
                  ----------------                                     --------------------------

                  1.       Brian Center Health and Rehabilitation
                           Center - Statesville                                 PHCM
                           Statesville, NC

                  2.       Brian Center Health and Rehabilitation
                           Center - Goldsboro                                   PHCM
                           Goldsboro, NC

                  3.       Brian Center Health and Rehabilitation
                           Center -Durham                                       PHCM
                           Durham, NC

II.      CIENA FACILITIES (ALL LOCATED IN MICHIGAN)

                  Name of Facility                                     Subsidiary Lessee/Operator
                  ----------------                                     --------------------------

                  1.       Frenchtown Healthcare Center                Frenchtown Nursing Home,
                           Monroe, MI                                  Inc.

                  2.       St. Anthony Health Care Center              St. Anthony Nursing Home,
                           Warren, MI                                  Inc.

                  3.       Madonna Healthcare Center                   Madonna Nursing Center, Inc.
                           Detroit, MI

                  4.       Middlebelt Healthcare Center                Middlebelt Nursing Home,
                           Livonia, MI                                 Inc.

Note:    The Ciena Facilities and the Retained Michigan Facilities together
----     constitute the "Michigan Facilities."

                                   SCHEDULE B

                                      CASES


         Name of Entity                                       Case No.
         --------------                                       --------

         Mariner                                              00-00113

         PHCM                                                 00-00198

         Cambridge Bedford, Inc.                              00-00134

         Cambridge East, Inc.                                 00-00135

         Cambridge North, Inc.                                00-00136

         Cambridge South, Inc.                                00-00137

         ClintonAire Nursing Home, Inc.                       00-00138

         Crestmont Health Center, Inc.                        00-00141

         Heritage Nursing Home, Inc.                          00-00172

         Nightingale East Nursing Center, Inc.                00-00196

         Middlebelt-Hope Nursing Home, Inc.                   00-00193

         Frenchtown Nursing Home, Inc.                        00-00148

         St. Anthony Nursing Home, Inc.                       00-00202

         Madonna Nursing Center, Inc.                         00-00190

         Middlebelt Nursing Home, Inc.                        00-00192

         LC-PHCM                                              00-00183



                                       B-1